Exhibit 99.1

ChemoCentryx Announces Results of FDA Advisory Committee Meeting on Avacopan in ANCA-Associated Vasculitis

SAN CARLOS, Calif., May 6, 2021 — ChemoCentryx, Inc., (Nasdaq: CCXI), today announced the outcome of the U.S. Food and Drug Administration (“FDA”) Arthritis Advisory Committee (“Committee”) on avacopan for the treatment of Antineutrophil Cytoplasmic Autoantibody (ANCA)-associated vasculitis (or AAV). In the final part of the public meeting, the Committee voted on three questions presented by the FDA:

- The Committee vote split 9-9 on the first question, whether the efficacy data support approval of avacopan for the treatment of adult patients with AAV (granulomatosis with polyangiitis (GPA) and microscopic polyangiitis (MPA)).

- On the second question, the Committee voted 10-8 that the safety profile of avacopan is adequate to support approval of avacopan for the treatment of adult patients with AAV (GPA and MPA).

- In the third and final question, the Committee voted 10-8 that the benefit-risk profile is adequate to support approval of avacopan at the proposed dose of 30 mg twice daily for the treatment of adult patients with AAV (GPA and MPA).

“We are grateful to the Committee for their careful deliberations and look forward to working with the FDA as its review of our application continues,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer of ChemoCentryx. “Discussion from patients and clinicians during the public forum portion of the meeting underscored the need for new treatment options.”

“We hope that the FDA will take into account the dire situation faced by patients living with this debilitating disease,” said Joyce Kullman, Executive Director, Vasculitis Foundation. ”ANCA vasculitis flares can lead to kidney failure and death; current therapy all too often causes serious, even fatal, side effects; and patients suffer a lower quality of life due to the disease and to the way it is treated.”

FDA Advisory Committees provide the FDA with independent opinions and non-binding recommendations from outside medical experts. While the FDA will consider the opinions expressed and recommendations made by the Advisory Committee, the FDA will make a decision regarding whether to approve the NDA for avacopan in ANCA-associated vasculitis following completion of its review process.

About ADVOCATE and ANCA-Associated Vasculitis

The ADVOCATE trial of avacopan was a global, randomized, double-blind, active-controlled, double-dummy Phase III trial of 331 patients with ANCA-associated vasculitis in 20 countries. Eligible study subjects were randomized to receive avacopan plus either rituximab or cyclophosphamide (followed by azathioprine/mycophenolate) or prednisone plus either rituximab or cyclophosphamide (followed by azathioprine/mycophenolate).

ANCA-associated vasculitis is a systemic disease in which over-activation of the complement pathway further activates neutrophils, leading to inflammation and destruction of small blood vessels. This results in organ damage and failure, with the kidney as the major target, and is fatal if not treated. Currently, treatment for ANCA-associated vasculitis consists of courses of non-specific immuno-suppressants (cyclophosphamide or rituximab), combined with the administration of daily glucocorticoids (steroids) for prolonged periods of time, which can be associated with significant clinical risk including death from infection.

About Avacopan

Avacopan is a first-in-class, orally-administered small molecule that employs a novel, highly targeted mode of action in the treatment of ANCA-associated vasculitis and other complement-driven autoimmune and inflammatory diseases. By precisely blocking the receptor (the C5aR) for the pro-inflammatory complement system fragment known as C5a on destructive inflammatory cells such as blood neutrophils, avacopan arrests the ability of those cells to do damage in response to C5a activation, which is known to be the driver of ANCA-associated vasculitis. Current therapies for ANCA-associated vasculitis and other related illnesses typically include broad immunosuppression with daily doses of glucocorticoids (steroids) such as prednisone or methylprednisone, which can cause significant illness and even death. Avacopan’s selective inhibition of only the C5aR leaves the beneficial C5a pathway through the C5L2 receptor functioning normally.

ChemoCentryx is also developing avacopan for the treatment of patients with C3 glomerulopathy (C3G) and hidradenitis suppurativa (HS). The U.S. Food and Drug Administration has granted avacopan orphan drug designation for ANCA-associated vasculitis and C3G. The European Commission has granted orphan medicinal product designation for avacopan for the treatment of two forms of ANCA-associated vasculitis: microscopic polyangiitis and granulomatosis with polyangiitis (formerly known as Wegener’s granulomatosis), as well as for C3G.

ChemoCentryx is responsible for the discovery and development of avacopan and owns and retains the commercial rights to the drug in the United States. ChemoCentryx’s Kidney Health Alliance with Vifor Pharma provides Vifor Pharma with exclusive rights to commercialize avacopan in markets outside of the U.S.

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company developing new medications for inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally-administered therapies. ChemoCentryx’s lead drug candidate, avacopan (CCX168), successfully completed a pivotal Phase III trial in ANCA-associated vasculitis and a New Drug Application is under review by the U.S. Food and Drug Administration. Avacopan is also in late stage clinical development for the treatment of severe Hidradenitis Suppurativa and C3 glomerulopathy (C3G).

ChemoCentryx also has early stage drug candidates that target chemoattractant receptors in other inflammatory and autoimmune diseases and in cancer.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements include the Company’s statements regarding the timing of anticipated PDUFA date for the avacopan NDA for the treatment of ANCA-associated vasculitis, the achievement of anticipated goals and milestones, whether avacopan will be approved by the FDA for the treatment of ANCA-associated vasculitis, whether avacopan will be an effective treatment in other indications such as C3G or severe HS, and whether the Company’s drug candidates will be shown to be effective in ongoing or future clinical trials. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC on March 11, 2021 and its other reports which are available from the SEC’s website (www.sec.gov) and on ChemoCentryx’s website (www.chemocentryx.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Contacts:

Susan M. Kanaya

Executive Vice President,

Chief Financial and Administrative Officer

investor@chemocentryx.com

Media:

Stephanie Tomei

408.234.1279

media@chemocentryx.com

Investors:

Burns McClellan, Inc.

Lee Roth

212.213.0006

lroth@burnsmc.com